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                                                                      EXHIBIT 14

                          SCHEDULE TO EKCO GROUP, INC.
     FORM OF NON-QUALIFIED STOCK OPTION AND REPURCHASE AGREEMENT, AS AMENDED

     The foregoing Form of Non-Qualified Stock Option and Repurchase Agreement, as amended, is the form utilized by the Company for each of the following stock option grants, including the December 14, 1998 grants which replaced and repriced non-exercised stock options granted at exercise prices above $5.00 per share, for each of the following present or former officers of the Company. Date of grant, number of shares granted, exercise price and term of each option are as noted below. An asterisk (*) in the Shares Granted column denotes the options which were repriced.

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                                            No. of Shares     Shares
Name and Position                           Grant Date        Granted           Exercise Price   Term
-----------------                           ----------        -------           --------------   ----
John Jay Althoff, Vice President,           12/14/98           7,089             $  3.87500      10 yrs.
Secretary &  General Counsel

Stuart B. Cohen, Former Vice President,     12/14/98           4,577*               3.87500      10 yrs., 1 mo.
Strategic    Planning & Business            12/14/98           8,384*               3.87500      10 yrs., 1 mo.
Development                                 02/04/97           6,424                4.25000

Peter D. Conopask, Vice President,          02/16/99          10,000                3.53125      10 yrs.
Information Technology, and Chief
Information Officer

Donato A. DeNovellis, Executive Vice        12/14/98          11,553*               3.87500      10 yrs., 1 mo.
President, Finance & Administration         12/14/98          10,248*               3.87500      10 yrs., 1 mo.
& Chief Financial Officer                   12/14/98          14,628*               3.87500      10 yrs., 1 mo.
                                            12/14/98          16,041*               3.87500      10 yrs., 1 mo.
                                            02/04/97          12,269                4.25000      10 yrs., 1 mo.
                                            02/10/98           7,045*               3.87500      10 yrs.
                                            12/14/98           9,880*               3.87500      10 yrs.

Brian R. McQuesten, Vice President &        01/18/90           8,500                2.56250      10 yrs., 1 mo.
Controller                                  12/14/98           3,658*               3.87500      10 yrs., 1 mo.
                                            12/14/98           3,425*               3.87500      10 yrs., 1 mo.
                                            12/14/98           4,355*               3.87500      10 yrs., 1 mo.
                                            12/14/98           4,168*               3.87500      10 yrs., 1 mo.
                                            12/14/98           5,392*               3.87500      10 yrs., 1 mo.
                                            02/04/97           4,131                4.25000      10 yrs., 1 mo.
                                            12/14/98           2,470*               3.87500      10 yrs.

Linda R. Millman, Associate General         12/14/98           1,958*               3.87500      10 yrs., 1 mo.
Counsel and Assistant Secretary

Malcolm L. Sherman, Chairman &              07/28/98         100,000                7.84380      10 yrs.
Chief Executive Officer

Robert Varakian, President, EKCO            12/14/87          18,023*               3.87500      10 yrs., 1 mo.
Housewares & B. VIA International           11/14/97          42,273*               3.87500      10 yrs.
Housewares, Inc.

Jeffrey A. Weinstein, Executive Vice        01/18/90          22,000                2.56250      10 yrs., 1 mo.
President and President & Managing          12/14/98          10,590*               3.87500      10 yrs., 1 mo.
Director of EKCO International, Inc.        12/14/98          20,552*               3.87500      10 yrs., 1 mo.
                                            12/14/98          11,273*               3.87500      10 yrs., 1 mo.
                                            12/14/98           9,831*               3.87500      10 yrs., 1 mo.
                                            12/14/98          10,763*               3.87500      10 yrs., 1 mo.
                                            02/04/97           8,246*               3.87500      10 yrs., 1 mo.
                                            12/14/98           7,410*               3.87500      10 yrs.
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